EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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NAME                                        PARENT                                      STATE OF INCORP.
- ----                                        ------                                      ----------------
Adtec Communications, Inc.                  Telaleasing Enterprises, Inc.               Florida
Call Communications, Inc.                   Davel Communications Group, Inc.            Delaware
Campus Telephone, Inc.                      Peoples Telephone Company, Inc.             Texas
Central Payphone Services, Inc.             Communications Central Inc.                 Georgia
Communications Central Inc.                 Davel Communications Group, Inc.            Georgia
Communications Central of GA, Inc.          Communications Central Inc.                 Georgia
Davel Communications Group, Inc.            Davel Financing Company, L.L.C.             Illinois
Davel Financing Company, L.L.C.             Davel Communications, Inc.                  Delaware
Davel Media, Inc.                           Davel Financing Company, L.L.C.             Delaware
Davel Mexico, Ltd.                          Davel Communications Group, Inc.            Illinois
DavelTel, Inc.                              Davel Communications Group, Inc.            Illinois
Interstate Communications, Inc.             Telaleasing Enterprises, Inc.               Georgia
InVision Telecom, Inc.                      Communications Central Inc.                 Georgia
Jax Pay Phones, Inc.                        Telaleasing Enterprises, Inc.               Florida
Peoples Acquisition Corporation             Peoples Telephone Company, Inc.             Pennsylvania
Peoples Collector's Corporation             Peoples Telephone Company, Inc.             Delaware
Peoples Telephone Company, Inc.             Davel Financing Company, L.L.C.             New York
Peoples Telephone Company of NH,            Peoples Telephone Company, Inc.             New Hampshire
         Inc.
Peoples Telephone Company of                Peoples Telephone Company, Inc.             Florida
         South Carolina
PT Merger Corporation                       Davel Communications, Inc.                  Ohio
PTC Cellular, Inc.                          Peoples Telephone Company, Inc.             Florida
PTC Security Systems, Inc.                  Peoples Telephone Company, Inc.             Florida
Silverado Communications, Inc.              Peoples Telephone Company, Inc.             Colorado
Telaleasing Enterprises, Inc.               Davel Communications Group, Inc.            Illinois
Telink, Inc.                                Peoples Telephone Company, Inc.             Texas
TRCA, Inc.                                  Davel Communications Group, Inc.            Illinois
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